Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated February 11, 2013

SOLERA PARTNERS, L.P.		SCI PARTNERS, L.P.

By: Solera Capital GP, L.P., as General Partner		By: Solera GP II, LLC, as General Partner

By: Solera GP, LLC, as General Partner		By:	/s/ Molly F. Ashby
Name: Molly F. Ashby
By:	/s/ Molly F. Ashby	Title: Chief Executive Officer
Name: Molly F. Ashby
Title: Chief Executive Officer

SOLERA CAPITAL GP, L.P.		SOLERA GP II, LLC

By: Solera GP, LLC, as General Partner		By:	/s/ Molly F. Ashby
By:	/s/ Molly F. Ashby	Name: Molly F. Ashby
Name: Molly F. Ashby		Title: Chief Executive Officer
Title: Chief Executive Officer

SOLERA GP, LLC		MOLLY F. ASHBY

By:	/s/ Molly F. Ashby	By:	/s/ Molly F. Ashby
Name: Molly F. Ashby		Name: Molly F. Ashby
Title: Chief Executive Officer